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                                                                  Exhibit 23.1


                          Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to 300,000 shares of common stock of Paging Network, Inc. to be offered under the Paging Network, Inc. 1997 Restricted Stock Plan of our report dated February 17, 1997, with respect to the consolidated financial statements and schedule of Paging Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP
                                               ---------------------------
                                               ERNST & YOUNG LLP


Dallas, Texas
May 20, 1997